EXHIBIT 10.1
JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of March 5, 2021, is by and between (i) each of HARTLAND CONTROLS HOLDING CORP., a Delaware corporation, and HARTLAND CONTROLS L.L.C., an Illinois limited liability company (each, a “Subsidiary”), and (ii) BANK OF AMERICA, N.A., in its capacity as Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 3, 2020, by and among LITTELFUSE, INC., a Delaware corporation (the “Company”), the Designated Borrowers, the Guarantors, the Lenders and Bank of America, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 6.12 of the Credit Agreement to cause each Subsidiary to become a “Guarantor”.

Accordingly, each Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

1.Each Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. Each Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, each Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Article XI of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2.The address of each Subsidiary for purposes of all notices and other communications is 8755 W. Higgins Road, Chicago, Illinois 60631, Attention: Assistant Treasurer (Facsimile No. 847-512-0340).

3.Each Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by such Subsidiary under Article XI of the Credit Agreement upon the execution of this Agreement by such Subsidiary.

4.This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

HARTLAND CONTROLS HOLDING CORP.

By: /s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Treasurer

HARTLAND CONTROLS L.L.C.
By: /s/ Carlos Ramirez
Name: Carlos Ramirez
Title: Assistant Treasurer

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Agent

By:/s/ Melissa Mullis
Name: Melissa Mullis
Title: Vice President

Schedule 1
TO JOINDER AGREEMENT
[Chief Executive Office, Tax Identification Number, Organization Identification Number
and Chief Place of Business of Subsidiary]

SUBSIDIARY	CHIEF EXECUTIVE OFFICE / CHIEF PLACE OF BUSINESS	ORGANIZATIONAL ID #	US TAXPAYER ID #
Hartland Controls Holding Corp.	8755 W. Higgins Road Chicago, Illinois 60631	5480320	46-4807998
Hartland Controls L.L.C.	8755 W. Higgins Road Chicago, Illinois 60631	0068517-8	04-3603896